Exhibit 10.1

Execution Copy

THIRD AMENDMENT AND FORBEARANCE TO CREDIT AGREEMENT

This THIRD AMENDMENT AND FORBEARANCE TO CREDIT AGREEMENT (this “Amendment”), dated as of April 1, 2014, is entered into by and among the undersigned with respect to that certain Credit Agreement, dated as of November 16, 2011, (the “Credit Agreement”) by and among Great Lakes Aviation, Ltd., an Iowa corporation (“Great Lakes”), the financial institutions and other entities that are parties thereto as Lenders, Crystal Financial LLC (in its individual capacity, “Crystal” or “Administrative Agent”) and GB Credit Partners, LLC (formerly known as GB Merchant Partners, LLC, in its individual capacity “GB Credit” or “Collateral Agent”, and together with the Administrative Agent, the “Agents” and each individually an “Agent”).

W I T N E S S E T H:

WHEREAS, the Lenders have extended credit to Great Lakes, pursuant to the terms and subject to the conditions of the Credit Agreement;

WHEREAS, Great Lakes has requested that Agents and the Lenders agree to amend the Credit Agreement upon the terms and subject to the conditions set forth herein and agree to forbear from the exercise of rights and remedies with respect to certain breaches of the Credit Agreement as described herein; and

WHEREAS, as an accommodation to Great Lakes, the Agents and the undersigned Lenders (constituting Requisite Lenders) have agreed to amend the Credit Agreement and forbear from the exercise of rights and remedies with respect to certain breaches of the Credit Agreement as described herein, subject in all respects, however, to the terms and the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. In addition, as used herein, the following term shall have the following meaning:

“Third Amendment Effective Date” means the date on which all of the conditions set forth in Section 5 of this Amendment have been satisfied (or waived by the Requisite Lenders).

2. Amendment to Credit Agreement. Effective upon the Third Amendment Effective Date, Section 7.3 of the Credit Agreement is amended by deleting the phrase “Sections

6.1(f) or 6.1(g)” where it appears therein and replacing it with “Sections 7.1(f) or 7.1(g)”.

3. Forbearance.

a) Acknowledgment of Breach. Great Lakes hereby acknowledges and agrees that (i) it has failed to deliver the year-end financials required by Section 4.3(c) of the Credit Agreement on the date hereof, (ii) Great Lake and its Subsidiaries, on a consolidated basis, have a Leverage Ratio that exceeds the maximum Leverage Ratio permitted by Section 4.1 of the Credit Agreement for the Fiscal Quarter ending December 31, 2013 and (iii) Great Lakes anticipates delivering audited financial statements for the 2013 Fiscal Year which are qualified by a “going concern” or like qualification, which is a violation of Section 4.3(c) of the Credit Agreement, and as a result of the items described in clauses (i)-(iii) hereof, Great Lakes has breached (or, in the case of clause (iii), anticipates breaching) the terms of the Credit Agreement (the “Specified Breaches”). Due to the existence of the Specified Breaches, the Administrative Agent, Collateral Agent and the Lenders (the “Secured Parties”) have the ability to exercise their rights and remedies under the Credit Agreement and the other Credit Documents, applicable law or otherwise. Great Lakes represents and warrants that as of the date hereof, it has not breached the Credit Agreement in any respect other than the Specified Breaches. Great Lakes hereby acknowledges and agrees that the Secured Parties have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the other Loan Documents.

b) Forbearance.

i. In reliance upon the representations, warranties and covenants of Great Lakes contained in this Amendment, and subject to the terms and conditions of this Amendment, the Secured Parties agree to forbear from exercising their rights and remedies under the Credit Agreement and the other Credit Documents or applicable law in respect of or arising out of the Specified Breaches until the earlier of (i) April 30, 2014 and (ii) the date on which Great Lakes breaches the Credit Agreement in any respect other than the Specified Breaches (the “Forbearance Termination Date”).

ii. On the Forbearance Termination Date, the agreement of the Secured Parties to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Secured Parties to exercise immediately all rights and remedies under the Credit Agreement and the other Credit Documents and applicable law, including, but not limited to accelerating all of the Obligations under the Credit Agreement and the other Credit Documents, without any further notice to Great Lakes, passage of time or forbearance of any kind.

c) No Waivers; Reservation of Rights.

i. The Secured Parties have not waived, are not by this Amendment waiving, and have no intention of waiving, any breach of the Credit Agreement or other

Loan Documents which may be continuing on the date hereof or any breaches thereof which may occur after the date hereof (whether the same or similar to the Specified Breaches or otherwise), and the Secured Parties have not agreed to forbear with respect to any of their rights or remedies concerning any breach (other than, during the Forbearance Period, the Specified Breaches to the extent expressly set forth herein) occurring at any time.

ii. Subject to Section 3(b) above (solely with respect to the Specified Breaches), the Secured Parties reserve the right, in their discretion, to exercise any or all of its rights and remedies under the Credit Agreement and the other Credit Documents as a result of any other breach occurring at any time. The Secured Parties have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, will be construed as a waiver of any such rights or remedies.

4. Covenants. Great Lakes hereby covenants, until the Forbearance Termination Date, as follows:

a) Great Lakes will pay interest on the Loans under the Credit Agreement at a rate that is two percentage points (2.0%) per annum above the rates of interest otherwise applicable to the Loans. The method, timing, and other terms of payment of such interest shall be as set forth in the Credit Agreement.

b) Great Lakes will retain Huron Consulting at all times until the Forbearance Termination Date on the terms set forth in the existing engagement letter between Great Lakes and Huron Consulting.

c) Great Lakes will deliver to each Lender a thirteen (13) week cash flow projection, in form and substance satisfactory to each Lender, on April 9, 2014 and on each Wednesday thereafter through and including the Forbearance Termination Date.

d) Great Lakes will deliver to each Lender a written report of Huron Consulting and hold an in-person meeting among Great Lakes, Huron Consulting and the Lenders, in each case on or before April 11, 2014; provided, that the written report shall be provided to the Lenders at least one (1) Business Day prior to such meeting. Great Lakes will reimburse each Lender, promptly upon request, for its out-of-pocket expenses incurred in connection with attending such meeting.

5. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agents and the Requisite Lenders, of the following conditions precedent:

(a) the execution and delivery of this Amendment by Great Lakes, the Agents, and the Requisite Lenders;

(b) the representations and warranties set forth in Section 6 hereof shall be true and correct (and Great Lakes hereby certifies, by its signatures below that each of the following are true and correct) as of the date hereof and as of the Third Amendment Effective Date;

(c) the delivery by Great Lakes to each Lender of drafts of the audited financial statements with respect to the Fiscal Year 2013 described in Section 4.3(c) of the Credit Agreement, together with a draft Form 10-K with respect to the same period; and

(d) other than the Specified Breaches, as of the date hereof, Great Lakes has not breached the Credit Agreement in any respect.

6. Representations and Warranties. Great Lakes hereby represents and warrants to the Agents and each Lender as follows:

(a) Great Lakes is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Great Lakes has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c) the execution, delivery and performance by Great Lakes of this Amendment has been duly authorized by all necessary corporate action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person;

(d) this Amendment constitutes the legal, valid and binding obligation of Great Lakes, enforceable against it in accordance with its terms;

(e) other than the Specified Breaches, Great Lakes has not breached the Credit Agreement in any respect;

(f) all representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date; and

(g) by its signature below, Great Lakes agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in any material respect as of the date when made or deemed made.

7. Reaffirmation. Great Lakes as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which the grants liens or security interests in its property, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents and (ii) ratifies and reaffirms any liens on or security interests in any of its property pursuant to any Loan Document and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Great Lakes hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agents or Lenders, or, except as expressly set forth herein, constitute a waiver of any provision of any of the Loan Documents, or serve to affect a novation of the Obligations.

8. Acknowledgment of Rights; Release of Claims. Great Lakes hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or Agent of any of Great Lakes’ liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and each Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and each Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Loan Documents. Great Lakes hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Agents, their agents, employees, officers, directors, predecessors, attorneys and all other Persons acting or purporting to act on behalf of or at the direction of the Lenders and Agents (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, Great Lakes waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of each Agent and each Lender to exercise its rights and remedies described in this Amendment; (b) any provision of this Amendment or the other Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Loan Documents on or prior to the date hereof.

9. Miscellaneous.

(a) Reference to and Effect on the Loan Documents. Except for the amendments and modifications expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender under any of the Loan Documents, nor constitute a waiver of, or a consent in connection with, any other provision of the Loan Documents. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Credit Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires. Great Lakes agrees that, except as expressly modified hereby, the Credit Agreement and other Loan Documents remain in full force and effect in accordance with their terms and are hereby ratified and reaffirmed.

(b) Costs, Expenses and Taxes. Great Lakes agrees to reimburse the Lenders and each Agent on demand for all out-of-pocket costs, expenses and charges incurred by them in connection with the preparation, reproduction, execution and delivery of this Amendment

(including, without limitation, the fees and expenses of Proskauer Rose LLP) and any other instruments and documents to be delivered hereunder.

(c) Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

(d) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Great Lakes and its successors and assigns and each Agent and Lenders and their successors and assigns.

(f) Acknowledgment of Legal Counsel. Prior to executing this Amendment, Great Lakes consulted with and had the benefit of advice of legal counsel of their own selection and have relied upon the advice of such counsel, and in no part upon the representation of the Agent and/or any Lender, or any counsel to the Agent and/or any Lender concerning the legal effects of this Amendment or any provision hereof

(g) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, this Third Amendment and Forbearance to Credit Agreement has been duly executed as of the date first written above.

GREAT LAKES:

GREAT LAKES AVIATION, LTD.

By:	/s/ Michael Matthews
Name:	Michael Matthews
Title:	Chief Financial Officer

THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:

CRYSTAL FINANCIAL LLC

By:	/s/ Christopher A. Arnold
Name:	Christopher A. Arnold
Title:	Senior Managing Director

THIRD AMENDMENT TO CREDIT AGREEMENT

COLLATERAL AGENT:

GB CREDIT PARTNERS, LLC

By:	/s/ Lisa Galeota
Name:	Lisa Galeota
Title:	Managing Director

THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:

CRYSTAL FINANCIAL SPV LLC

By:	/s/ Christopher A. Arnold
Name: Christopher A. Arnold
Title: Senior Managing Director

CRYSTAL FINANCIAL LLC

By:	/s/ Christopher A. Arnold
Name: Christopher A. Arnold
Title: Senior Managing Director

THIRD AMENDMENT TO CREDIT AGREEMENT

GB CREDIT PARTNERS, LLC

By:	/s/ Lisa Galeota
Name:	Lisa Galeota
Title:	Managing Director

1903 ONSHORE FUNDING, LLC

By:	GB Credit Partners, LLC
Its:	Investment Manager

By:	/s/ Lisa Galeota
Name:	Lisa Galeota
Title:	Managing Director

1903 OFFSHORE LOANS SPV LIMITED

By:	GB Credit Partners, LLC
Its:	Investment Manager

By:	/s/ Lisa Galeota
Name:	Lisa Galeota
Title:	Managing Director

THIRD AMENDMENT TO CREDIT AGREEMENT